Registration No. 333-[_______]

As filed with the Securities and Exchange Commission on March 16, 2017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
_____________________________________________

BELDEN INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________

Delaware	36-3601505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1 N. Brentwood Blvd., 15th Floor St. Louis, MO 63105 (Address of Principal Executive Offices) (Zip Code)
Belden Inc. 2011 Long Term Incentive Plan
(Full Title of the Plan)
Brian E. Anderson
Senior Vice President-Legal, General Counsel and Corporate Secretary
Belden Inc.
1 N. Brentwood Blvd., 15th Floor
St. Louis, MO 63105
(Name and Address of Agent for Service)
(314) 854-8000
(Telephone Number, Including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Securities to Be Registered	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.01 per share, including the associated junior participating preferred stock Series A purchase rights(1)	2,500,000 shares	$69.495	$173,737,500.000	$20,136.18

(1)    This Registration Statement also covers the associated junior participating preferred stock Series A purchase rights (the “Rights”) issued pursuant to the Rights Agreement, dated as of December 11, 1996 and as amended on November 15, 2004, December 8, 2006 and December 9, 2016, between Belden Inc. (the “Registrant” or the “Company”) and American Stock Transfer & Trust Company, LLC, successor to Computershare Trust Company, N.A., and prior to that The First National Bank of Boston. Until the occurrence of certain events, the Rights will not be exercisable for or evidenced separately from shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”).

(2)    This Registration Statement also relates to any additional shares of Common Stock which become issuable under the Belden Inc. 2011 Long Term Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(3)    Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and calculated pursuant to Rules 457(c) and 457(h) under the Securities Act, the registration fee has been calculated based on the average of the high and low prices per share of the Registrant’s Common Stock as reported on the New York Stock Exchange on March 10, 2017 ($69.495).

Explanatory Note
Belden Inc. (the “Registrant” or “Company”) is filing this Registration Statement on Form S-8 to register 2,500,000 additional shares of Common Stock authorized for issuance under the Plan. On April 6, 2016, the Company filed with the Securities and Exchange Commission (the “Commission”) a definitive proxy statement that included proposals to among other things, increase the number of shares available for issuance under the Plan by 2,500,000 shares of Common Stock. The proposal to increase the number of shares available for issuance under the Plan was approved by the Company’s shareholders on May 26, 2016. In accordance with General Instruction E of Form S-8, the Company hereby incorporates by reference into this Registration Statement the contents of the prior registration statement on Form S-8 relating to the Plan, filed with the Commission on July 28, 2011 (Commission File No. 333-175859).
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, as of March 3, 2017.

BELDEN INC.

By:	/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President-Legal, General Counsel and Corporate Secretary

Each person whose signature appears below constitutes and appoints Brian E. Anderson and Nicholas E. Eckelkamp and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ JOHN S. STROUP	President, Chief Executive Officer, and Chairman (Principal Executive Officer)	March 16, 2017
John S. Stroup

/s/ HENK DERKSEN	Senior Vice President, Finance, and Chief Financial Officer (Principal Financial Officer)	March 16, 2017
Henk Derksen

/s/ DOUGLAS R. ZINK	Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 16, 2017
Douglas R. Zink

/s/ BRYAN C. CRESSEY	Lead Independent Director	March 16, 2017
Bryan C. Cressey

/s/ DAVID ALDRICH	Director	March 16, 2017
David Aldrich

/s/ LANCE C. BALK	Director	March 16, 2017
Lance C. Balk

/s/ STEVEN W. BERGLUND	Director	March 16, 2017
Steven W. Berglund

/s/ JUDY L. BROWN	Director	March 16, 2017
Judy L. Brown

/s/ JONATHAN C. KLEIN	Director	March 16, 2017
Jonathan C. Klein

/s/ GEORGE E. MINNICH	Director	March 16, 2017
George E. Minnich

/s/ JOHN M. MONTER	Director	March 16, 2017
John M. Monter

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1
Rights Agreement dated as of December 11, 1996, between the Company and American Stock Transfer & Trust Company, LLC, successor to Computershare Trust Company, N.A., and prior to that The First National Bank of Boston, as Rights Agent, including the form of Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A attached thereto as Exhibit A, the form of Rights Certificate attached thereto as Exhibit B and the Summary of Rights attached thereto as Exhibit C (Incorporated by reference to Exhibit 1.1 to the Registration Statement of Cable Design Technologies Corporation (“CDT”) on Form 8-A, File Number 000-22724, filed on December 11, 1996).

4.2	Amendment to Rights Agreement (Incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 filed on November 15, 2004).
4.3	Amendment No. 2 to Rights Agreement (Incorporated by reference to Exhibit 4.2(a) to the Company’s Form 8-A/A filed on December 8, 2006).
4.4	Amendment No. 3 to the Rights Agreement (Incorporated by reference to Exhibit 4.4 to the Company’s Form 8-A/A filed on December 9, 2016)
5.1*	Opinion of Counsel.
10.1
Belden Inc. 2011 Long Term Incentive Plan (amendment adopted by the Belden Board of Directors on February 25, 2016 and approved by Stockholders on May 26, 2016) (incorporated by reference to Appendix II to the Registrant’s Proxy Statement for the 2016 Annual Meeting of Shareholders filed on April 6, 2016).

23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Counsel (included in Exhibit 5.1).
24.1*	Powers of Attorney (contained on the signature page hereto).

*    Filed herewith.